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                                                                    Exhibit 23.1

As independent public accountants, we hereby consent in the incorporation by reference in this registration statement of our reports dated April 29, 1997 included in Material Sciences Corporation's Form 10-K for the year ended February 28, 1997 and to all references to our Firm included in this registration statement.

                                             /s/ Arthur Andersen LLP


Chicago, Illinois
August 18, 1997